Exhibit 99.1

Daimler Truck and TORC Robotics Select Aeva to Supply Advanced 4D

LiDAR Technology for Series-Production Autonomous Trucks

One of the World’s Leading Commercial Vehicle Manufacturers Transitions to Aeva 4D

LiDAR Technology to Enable Safer Autonomous Trucking

Daimler Truck Represents the First Publicly Announced Top Automotive OEM Production

Customer of Aeva Atlas, Aeva’s Newest Automotive-Grade 4D LiDAR Designed for Mass Production

LEINFELDEN-ECHTERDINGEN, Germany, BLACKSBURG, Virginia AND MOUNTAIN VIEW, Calif., January 09, 2024 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems and Daimler Truck AG (“Daimler Truck”), one of the world’s leading commercial vehicle manufacturers, announced today that Daimler Truck has selected Aeva as the supplier of long and ultra-long range LiDAR for its series production autonomous commercial vehicle program.

Under the production collaboration, Aeva will supply its latest Aeva Atlas™ automotive grade 4D LiDAR technology to Daimler Truck and collaborate with Torc Robotics, Inc. (“Torc”), an independent subsidiary of Daimler Truck, to enable SAE Level 4 autonomous vehicle capabilities beginning with the Class 8 Freightliner Cascadia truck platform. Daimler Truck intends to integrate the LiDAR sensors directly in its production process, making it easy for customers to buy autonomous ready trucks directly out of its manufacturing plants without the need for sensors to be retrofitted. Torc in turn will sell its virtual driver technology and supporting services as a subscription to customers. Torc’s driving software will use Aeva’s perception software, built around Aeva’s instant velocity data, to detect objects faster, farther away, and with higher accuracy. The multi-year collaboration begins in the first quarter of 2024 with Aeva’s start of production by 2026 and Daimler Truck’s production ramping up by 2027.

LiDAR is a key enabling technology in autonomous driving. While traditional LiDAR sensors use laser pulses to sense distances to objects, Aeva’s unique Frequency Modulated Continuous Wave (FMCW) 4D LiDAR technology uses a low power continuous laser beam to simultaneously measure range and velocity for every point. This enables vehicles to unlock new levels of safety and automation by instantaneously discriminating between static and dynamic points and knowing the precise velocity of dynamic objects.

Joanna Buttler, Head of Global Autonomous Technology Group at Daimler Truck: “Daimler Truck is committed to leading the industry’s advancement toward autonomous trucks. Selecting the right LiDAR technology is a crucial strategic decision to safely deploy autonomous trucks on the road. We are convinced that Aeva with its cutting edge and reliable technology is the right production partner for LiDAR sensors and has the manufacturing capabilities to scale along with us. Today’s announcement therefore represents a key puzzle piece on our path towards commercialization. Together with Torc, we are well on track to offer autonomous trucks to the U.S. market by 2027.”

Peter Vaughan Schmidt, CEO at Torc Robotics adds: “Aeva is pioneering the commercialization of FMCW LiDAR technology, a key differentiator for long range detection and object identification. This means Torc’s virtual driving software can now rely on significantly higher resolution as well as farther and clearer detection of objects plus instant velocity detection, which are crucial to safely deploy autonomous trucks at scale. We have been working closely with the Aeva team over the past few years and we are excited about the real-world performance that Aeva’s technology has already demonstrated to help us solve some of the most challenging highway-speed use cases.”

Daimler Truck and Torc have made significant progress in turning autonomous trucks from an idea into reality, running extensive and successful on road test programs as well as first customer pilots. To maximise the safety of autonomous trucks, Daimler Truck and Torc’s trucks are equipped with sensor sets from a combination of three technologies, namely state-of-the-art LiDAR, radar and camera technology. This enables safe handling adapted to the respective situation on highways, surface roads and ramps as well as when turning at controlled intersections.

The selection represents Aeva’s first major automotive OEM production design win and is the result of multiple years of extensive collaboration and qualification with Daimler Truck, Torc and Daimler Truck North America. As a direct supplier to Daimler Truck, Aeva is positioned to be a Tier 1 supplier to automotive OEMs globally.

“Daimler Truck is one of the most reputable commercial vehicle OEMs in the world. Our partnership with Daimler Truck and Torc Robotics is trailblazing the next era of commercial trucking, with safe, autonomous trucks that will revolutionize the industry as we know it,” said Soroush Salehian, Co-Founder and CEO at Aeva. “We are pleased to be selected for this major production supplier award and it is a testament to the hard work, innovation and tenacity of the entire Aeva team as we cross another critical milestone in Aeva’s path to leading the industry with our unique FMCW technology and perception solution.”

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

About Daimler Truck

Daimler Truck Holding AG (“Daimler Truck”) is one of the world’s largest commercial vehicle manufacturers, with over 40 main locations and more than 100,000 employees around the globe. The founders of Daimler Truck have invented the modern transportation industry with their trucks and buses a good 125 years ago. Unchanged to this day, the company’s aspirations are dedicated to one purpose: Daimler Truck works for all who keep the world moving. Its customers enable people to be mobile and get goods to their destinations reliably, on time, and safely. Daimler Truck provides the technologies, products, and services for them to do so. This also applies to the transformation to CO2-neutral driving. The company is striving to make sustainable transport a success, with profound technological knowledge and a clear view of its customers’ needs. Daimler Truck’s business activities are structured in five reporting segments: Trucks North America (TN) with the truck brands Freightliner and Western Star and the school bus brand Thomas Built Buses. Trucks Asia (TA) with the FUSO, BharatBenz and RIZON commercial vehicle brands. Mercedes-Benz (MB) with the truck brand of the same name. Daimler Buses (DB) with the Mercedes-Benz and Setra bus brands. Daimler Truck’s new Financial Services business (DTFS) constitutes the fifth segment, the product range in the truck segments includes light, medium and heavy trucks for long-distance, distribution and construction traffic and special-purpose vehicles used mainly in the municipal and vocational sector. The product range of the bus segment includes city buses, school buses and intercity buses, coaches and bus chassis. In addition to the sale of new and used commercial vehicles, the company also offers aftersales services and connectivity solutions.

About Torc Robotics

Torc Robotics, headquartered in Blacksburg, Virginia, is an independent subsidiary of Daimler Truck AG, a global leader and pioneer in trucking. Founded in 2005 at the birth of the self-driving vehicle revolution, Torc has over 18 years of experience in pioneering safety-critical, self-driving applications. Torc offers a complete self-driving vehicle software and integration solution and is currently focusing on commercializing autonomous trucks for long-haul applications in the U.S. Torc operates test facilities in Albuquerque, New Mexico, and engineering offices in Austin, Texas; Stuttgart, Germany; and Montreal, Canada. Torc’s purpose is driving the future of freight with autonomous technology. As the world’s leading autonomous trucking solution, we empower exceptional employees, deliver a focused, hub-to-hub autonomous truck product, and provide our customers with the safest, most reliable, and cost-efficient solution to the market.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, and Aeva Ultra Resolution are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to expectations about our product features, performance, our production expectations and relationship with Daimler Truck. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products and (v) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Daimler Truck

Media:

Paul Mandaiker

paul.mandaiker@daimlertruck.com, +49 17630999267

Daimler Truck North America

Media:

Anja Weinert, +1-669-600-1478, anja.weinert@daimlertruck.com

Torc Robotics

Laura Lawton

Press@torc.ai

Investors:

Andrew Fung

investors@aeva.ai

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